                                                                    Exhibit 2.6

                          Specimen Share Certificate

FRONT

PREFERRED STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

HEALTH CARE REIT, INC.

CUSIP 42217K 50 2

SEE REVERSE SIDE FOR CERTAIN RESTRICTIONS

This certifies that                 is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE 7.5% SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE OF Health Care REIT, Inc., transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the transfer agent and registered by the registrar. Witness the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY
    AUTHORIZED SIGNATURE    SENIOR VICE PRESIDENT-ADMINISTRATION     CHAIRMAN AND
                            AND CORPORATE SECRETARY                  CHIEF EXECUTIVE OFFICER

BACK

                          EXPLANATION OF ABBREVIATIONS

         The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

TEN COM--as tenants in common
TEN ENT--as tenants by the entirety
JT TEN--as joint tenants with right
        of survivorship and not as tenants in common
UNIF GIF MIN ACT-________Custodian_______
                  (Cust)          (Minor)
             under Uniform Gifts to Minors
             Act _______
                 (State)
         This certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Certificate of Incorporation and By-Laws of the Corporation, and the amendments from time to time made to each, to all of which the holder by acceptance hereof assents. The Certificate of Incorporation of the Corporation and the amendments thereto, including the Certificates of Designation for the different series of Preferred Stock of the Corporation, set forth the powers, designations, preferences and rights of the shares represented hereby and each series of the Corporation's Preferred Stock, as well as the qualifications, limitations and restrictions on such powers, preferences and rights. The Corporation will furnish to the registered holder hereof a copy of the Certificate of Incorporation and By-Laws of the Corporation and all amendments thereto, without charge, promptly after receipt of a written request therefor.

THE BY-LAWS SET FORTH CERTAIN RESTRICTIONS ON THE TRANSFER AND OWNERSHIP OF THE SHARES REPRESENTED HEREBY THAT ARE DESIGNED TO ASSIST THE CORPORATION IN MAINTAINING ITS STATUS AS A REAL ESTATE INVESTMENT TRUST ("REIT"). THE CORPORATION MAY REFUSE TO TRANSFER ANY SHARES IF SUCH TRANSFER WOULD OR MIGHT DISQUALIFY THE CORPORATION AS A REIT. FURTHER, THE BY-LAWS PROVIDE THAT NO PERSON MAY ACQUIRE MORE THAN 9.8% OF THE OUTSTANDING SHARES OF THE CORPORATION'S COMMON STOCK OR SHARES OF ANY CLASS OF THE CORPORATION'S CAPITAL STOCK WITH AN AGGREGATE MARKET VALUE EXCEEDING 9.8% OF THE AGGREGATE MARKET VALUE OF ALL OUTSTANDING SHARES OF ALL CLASSES OF THE CORPORATION'S CAPITAL STOCK.

         For value received, _________________________ hereby sell, assign and transfer unto
Please insert social security or other identifying number of Assignee
________________________________________________________________________________
Please print or type name and address including postal zip code of Assignee

________________________________________________________________________________


________________________________________________________________________ Shares
represented by the within certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated____________________, 20___.

SIGNED:

_______________________________________________________

_______________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or broker.


Signature(s) Guaranteed:

_______________________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.